Exhibit 10.1

August 29, 2022

Mr. Andrew M. Snyder

Cambridge Information Group

888 7th Ave., 17th Floor

New York, NY 10019

Re:	Director Nomination Agreement dated as of December 1, 2021 between Clarivate Plc (the “Company”) and Andrew M. Snyder

Dear Andy:

In connection with your election as Chairman of the Board of the Company, with effect as of the conclusion of the meeting of the Board scheduled for October 20, 2022, you offered to terminate and rescind the above-referenced Director Nomination Agreement, and the Board accepted your offer. This letter memorializes the termination and rescission of such Director Nomination Agreement in its entirety upon the effectiveness of your election as Chairman of the Board.

If the foregoing correctly reflects the agreement and understanding between you and the Company, kindly execute the enclosed copy hereof in the space indicated and return a hard or electronic copy hereof to the undersigned, whereupon this letter shall constitute a binding agreement between you and the Company as of the date first above written.

Very truly yours,

CLARIVATE Plc

By:	/s/ Jaspal Chahal
Jaspal Chahal
General Counsel

ACCEPTED AND AGREED:

/s/ Andrew M. Snyder
ANDREW M. SNYDER